UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     October 15, 2012

Tootie Pie Company, Inc.
(Exact name of registrant as specified in its charter)

NV	333-135702	72-1602919
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

129 Industrial Drive, Boerne, TX 78006
(Address of principal executive offices)(Zip Code)

(210) 737-6600
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant

As previously reported in Form 8K, effective October 9, 2012, the client auditor relationship between Tootie Pie Company, Incorporated (the "Company") and M&K CPAS, PLLC ("M&K") was terminated. As previously reported, M&K was retained on or about May 22, 2012.  The Company filed a 10K on October 5, 2012 that was not audited or reviewed by M&K CPAS, PLLC even though they were the auditor of record at the time. Subsequent to M&K 's resignation and prior to the 8K being submitted,  a Form 10Q was filed by the Company, which was also not reviewed by M&K.

There have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K during the year ended March 31, 2012, and the Company does not  believe there were material errors within the Company's 10K filed on October 5, 2012. As a result of the termination of the client auditor relationship between the Company and its auditors the 10K filed on July 1, 2011 should also be considered as unaudited.

Forward-Looking Statements

This document may contain forward-looking statements. The words "believe," "expect," "should," "intend," "estimate," and "projects," variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's filings, which are on file with the U.S. Securities and Exchange Commission (SEC).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOOTIE PIE COMPANY, INC.

Date: February 13, 2013	By:	/s/ Don L. Merrill
Don L. Merrill
Chief Executive Officer